SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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MASSBANK CORP.

(Name of Registrant as Specified In Its Charter)

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MASSBANK CORP.

123 Haven Street

Reading, Massachusetts 01867

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 20, 2004

To the Stockholders of

     MASSBANK CORP.:

      The Annual Meeting of Stockholders of MASSBANK Corp. will be held at the Sheraton Ferncroft Resort, 50 Ferncroft Road, Danvers, Massachusetts on Tuesday, April 20, 2004 at 10:00 a.m. (together with all adjournments and postponements thereof, the “Annual Meeting”), for the following purposes:

1. To consider and act upon a proposal to elect three Directors to serve until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2. To consider and act upon a proposal to approve the MASSBANK Corp. 2004 Stock Option and Incentive Plan; and

3. To consider and act upon any other matters which may properly come before the Annual Meeting.

      Only stockholders of record at the close of business on March 1, 2004 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

ROBERT S. CUMMINGS, Secretary

Reading, Massachusetts

March 22, 2004

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR STOCK IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.

MASSBANK CORP.

PROXY STATEMENT

FOR
2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 20, 2004

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MASSBANK Corp. (the “Corporation”) for the 2004 Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 20, 2004 at 10:00 a.m., and any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will consider and act upon (i) the election of three Class III Directors of the Corporation, (ii) the Corporation’s 2004 Stock Option and Incentive Plan (the “2004 Plan”), and (iii) any other matters properly brought before the Annual Meeting.

      Stock transfer books will not be closed, but the Board of Directors has fixed the close of business on March 1, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding 4,433,175 shares of Corporation common stock, par value $1.00 per share (“Common Stock”), and the holders thereof on that date are entitled to one vote for each share held by them.

      The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The Corporation intends to count abstentions and broker non-votes as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because such broker or other nominee does not have discretionary voting power as to the proposal and has not received voting instructions from the beneficial owner.

      A quorum being present, Directors will be elected by a plurality of the votes cast. Votes may only be cast in favor or withheld from the nominees; there is no ability to abstain. Accordingly, votes that are withheld and broker non-votes will have no effect on the results of the vote for the election of Directors. The 2004 Plan will be approved by the affirmative vote of a majority of the shares voting on the 2004 Plan. Votes may be cast to abstain, in favor of or against the 2004 Plan. Abstentions and broker non-votes will have no effect on the outcome of the approval of the 2004 Plan.

      The cost of soliciting proxies will be borne by the Corporation. The solicitation of proxies by mail may be followed by the solicitation of certain stockholders by officers or regular employees of the Corporation by telephone or in person. The enclosed proxy, if executed and returned, may be revoked at any time before it has been exercised (i) by delivery of a revocation in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (123 Haven Street, Reading, Massachusetts 01867), (ii) by delivering a later-dated proxy, or (iii) by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

      Stockholders are requested to complete, date, sign and return the accompanying proxy in the enclosed envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the three nominees for Director set forth herein and FOR the approval of the 2004 Plan. It is not anticipated that any other matters than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

      The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is March 22, 2004. The Corporation’s 2004 Annual Report, including financial statements for the fiscal year ended December 31, 2003, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

      In accordance with the Corporation’s Restated Certificate of Incorporation and By-Laws, the Board of Directors is divided into three approximately equal classes, with each Director serving for a term of three years. As a consequence, the term of only one class of Directors expires each year, and their successors are elected for terms of three years. The Board of Directors is presently comprised as follows:

Class I:	Messrs. Brandi, Carr, Cummings and Schurian, who were elected to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified.

Class II:	Ms. Camilli, Ms. Pettinelli, Mr. Bufferd and Dr. Stackhouse, who were elected to serve until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified.

Class III:	Messrs. Bedell, Costello, Lapidus and Marshall, who were elected to serve until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified.

      The Nominating Committee of the Board of Directors has nominated Messrs. Bedell, Costello and Marshall, each of whom is a current Class III Director, for election at the Annual Meeting to serve until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified. Each of Messrs. Bedell, Costello and Marshall have agreed to stand for election at the Annual Meeting as Class III Directors. Mr. Lapidus, the remaining current Class III Director, has reached the Corporation’s mandatory retirement age and was therefore not nominated for election to another term.

      Unless otherwise noted thereon, proxies solicited hereby which are executed and returned on a timely basis will be voted for the election of the Board of Directors’ nominees. The Corporation believes that each nominee for Director will be able to serve. If one or more of such nominees should be unable to serve, the individuals named in the enclosed proxy will vote for such other person or persons, if any, as the Board of Directors at the time may recommend to serve in place of the person or persons unable to serve.

      The Board of Directors recommends that stockholders vote FOR the election of its nominees.

      Set forth below is information regarding (1) the nominees for election as Class III Directors at the Annual Meeting and (2) all other continuing Directors of the Corporation.

Mathias B. Bedell	Retired as President of Bedell Brothers Insurance Agency

Mr. Bedell, 71, has served as a Director since 1986 and as a Trustee since 1965. Mr. Bedell is also a member of the Executive Committee of the Corporation and a Director and Executive Committee member of MASSBANK (the “Bank”), the Corporation’s principal subsidiary. He also serves on the Insurance Committee and the Nominating Committee of the Corporation and as Chairman of the Compensation and Option Committee of the Corporation.

Gerard H. Brandi	Chairman of the Board, President and Chief Executive Officer, MASSBANK Corp. and MASSBANK

Mr. Brandi, 55, has served as a Director since 1986. He first joined a predecessor bank in 1975 and became a Trustee in 1978. He has served the Bank and the Corporation in various capacities over the past twenty-eight years. Mr. Brandi was named President of the Corporation and the Bank in 1986, Chief Executive Officer in 1992 and Chairman in 1993. Mr. Brandi is also Chairman of the Executive Committees of the Corporation and the Bank, a member of the Risk Management and Asset/ Liability Committee of the Corporation and a member of the Trust Committee of the Bank. He is a Director of the Depositors Insurance Fund, Director and member of the Audit Committee of the New England Automated Clearing House and Director and member of the Audit Committee and Finance Committee of the Connecticut On Line Computer Center. He also serves as President and Director of the Lowell Development and Financial Corp., Director and member of the Executive Committee of the Lowell Plan, Treasurer and Director of the Massachusetts Society for the Prevention of Cruelty to Animals and Chairman of the Audit Committee and Investment Committee, and Director and member of the Executive Committee of the Savings Banks Employees Retirement Association and Chairman of its Investment Committee.

Allan S. Bufferd	Treasurer, Massachusetts Institute of Technology

Mr. Bufferd, 66, has served as a Director since 1995. He is also a member of the Risk Management and Asset/ Liability Committee of the Corporation and the Nominating Committee. Mr. Bufferd has served as Treasurer of Massachusetts Institute of Technology since 1999. Prior to that, he served as Deputy Treasurer and Director of Investments at Massachusetts Institute of Technology. Mr. Bufferd serves as a Trustee of the Beth Israel Deaconess Medical Center, a Trustee of the Whiting Foundation and a Trustee of Wheelock College. He is also a member of the Investment Advisory Board of the Alaska Permanent Fund Corporation and of the Grayce B. Kerr Foundation. In addition, he is the Chairman of the Harvard Cooperative Society and a Director of the Harvard Cooperative Society, Controlled Risk Insurance Company (CRICO), Adveq (Switzerland), Explorations, Inc. and Greylock Management Company. Mr. Bufferd serves on the compensation committee of the Harvard Cooperative Society, Beth Israel Deaconess Medical Center, CRICO, Explorations, Inc. and Greylock Management Company.

Kathleen M. Camilli	US Economist, Credit Suisse Asset Management, LLC

Ms. Camilli, 45, is a US Economist with Credit Suisse Asset Management, LLC and has worked for over 15 years in various capacities for a number of financial institutions including Drexel Burnham Lambert, Chase Manhattan Bank and the Federal Reserve Bank of New York. Ms. Camilli was recently Director of Economic Research for Tucker Anthony, a securities brokerage firm which specialized in investment banking and asset management. Ms. Camilli has received recognition for her economic forecasting from The Wall Street Journal, and has been widely quoted in the financial press. Ms. Camilli is a member of the Corporation’s Risk Management and Asset/ Liability Committee and Nominating Committee.

Peter W. Carr	Retired as Vice President/ Finance of Guilford Transportation Industries

Mr. Carr, 73, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1980. Mr. Carr is also the Chairman of the Audit Committee of the Corporation and a member of the Nominating Committee.

Alexander S. Costello	Teacher, Brooks School

Mr. Costello, 50, has served as a Director since 1993. He is a member of the Audit Committee and Nominating Committee of the Corporation. Mr. Costello was the Chairman of the Board of Directors of The Lowell Plan, a non-profit organization dedicated to the revitalization of the City of Lowell, and is a member of the Board of Governors of Saints Memorial Medical Center in Lowell. Mr. Costello is also the former Editorial Page Editor of the Lowell Sun.

Robert S. Cummings	Attorney, Senior Counsel of Nixon Peabody LLP

Mr. Cummings, 73, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1979. Mr. Cummings is Secretary of the Corporation, a member of the Executive Committee of the Corporation and a Director and member of the Executive Committee of the Bank. He also serves on the Corporation’s Compensation and Option Committee, the Nominating Committee and as Chairman of the Trust Committee of the Bank. Mr. Cummings is a Trustee and Secretary of Hallmark Healthcare, Chairman of the Commissioners of Trust Funds of the Town of Reading, Chairman and Director of the Massachusetts Society for the Prevention of Cruelty to Animals, President, Director and Executive Committee member of the World Society for the Prevention of Cruelty to Animals and a member of the Board of Directors of the Burbank YMCA and a Director of the New England Deaconess Association.

Stephen E. Marshall	Retired as President and Treasurer, C. H. Cleaves Insurance Agency, Inc.

Mr. Marshall, 65, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1972. He is a member of the Executive Committee of the Corporation and a Director and a member of the Executive Committee of the Bank. Mr. Marshall is also Chairman of the Insurance Committee of the Corporation and a member of the Nominating Committee. Mr. Marshall serves as a Director of C.H. Cleaves Insurance Agency, Inc. Mr. Marshall’s affiliations include the Professional Insurance Agents of Massachusetts. Mr. Marshall is associated with various local charitable, civic and church organizations.

Nancy L. Pettinelli	Executive Director, Visiting Nurse Association of Greater Lowell, Inc.

Ms. Pettinelli, 57, has served as a Director since October 1998. She is a member of the Compensation and Option Committee, the Nominating Committee and the Insurance Committee of the Corporation. Ms. Pettinelli was the Director of Clinical Services for the Visiting Nurse Association of Greater Lowell, Inc. from 1986 through April 1995 and has served as its Executive Director thereafter. Ms. Pettinelli serves as President of the Board of Directors of The Home and Healthcare Association of Massachusetts, Inc. and on the Board of Directors of The Visiting Nurse Associations of New England, Inc. Ms. Pettinelli also serves on the Compensation Committees of each of The Home and Healthcare Association of Massachusetts, Inc. and The Visiting Nurse Association of New England, Inc.

Herbert G. Schurian	Certified Public Accountant

Mr. Schurian, 67, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1973. He is a member of the Executive Committee of the Corporation and a Director and a member of the Executive Committee of the Bank. He is Chairman of the Risk Management and Asset/ Liability Committee and a member of each of the Audit Committee and the Nominating Committee of the Corporation. Mr. Schurian is associated with various professional, civic and local charitable organizations.

Donald B. Stackhouse, D.M.D	Retired as President of Dental Health Concepts

Dr. Stackhouse, 72, has served as a Director since 1986 and as a Trustee since 1972. He is also a member of the Executive Committee and the Nominating Committee of the Corporation and a Director and a member of the Executive Committee of the Bank. Dr. Stackhouse is a former Clinical Professor in Graduate Prothodontics at Tufts University.

      The following chart shows the number of shares of the Corporation’s Common Stock beneficially owned by each Director or nominee and each named executive officer of the Corporation as of January 15, 2004.

	Shares of
	Common Stock
	Beneficially		Percent of
Name	Owned(1)		Class(2)

Mathias B. Bedell	39,515	(3)	*
Gerard H. Brandi	256,612	(4)(5)	5.8%
Allan S. Bufferd	9,475	(6)	*
Kathleen M. Camilli	1,500		*
Peter W. Carr	26,125	(6)	*
David F. Carroll	49,422	(5)(6)	1.1%
Reginald E. Cormier	67,847	(5)	1.5%
Alexander S. Costello	11,875		*
Robert S. Cummings	25,350		*
Leonard Lapidus	11,274		*
Stephen E. Marshall	13,570	(7)	*
Nancy L. Pettinelli	4,750		*
Herbert G. Schurian	34,050	(8)	*
Dr. Donald B. Stackhouse	29,960	(9)	*
Donald R. Washburn	72,710	(5)(10)	1.6%
Donna H. West	55,583	(5)(11)	1.3%
All Directors and executive officers as a group (17 persons)	734,099	(5)(12)	15.7%

 *   Less than 1%.

(1)	Unless otherwise indicated, each person named has sole voting and sole investment power with respect to all shares indicated. Includes the following number of shares that the above listed Directors and executive officers have the right to acquire within 60 days through the exercise of options granted pursuant to the Corporation’s 1986 Stock Option Plan or Amended and Restated 1994 Stock Incentive Plan: Mr. Bedell, 14,250 shares; Mr. Brandi, 34,250 shares; Mr. Bufferd, 8,875 shares; Ms. Camilli, 1,500 shares; Mr. Carr, 10,375 shares; Mr. Carroll, 22,875 shares; Mr. Cormier, 21,112 shares; Mr. Costello, 10,375 shares; Mr. Cummings, 14,250 shares; Mr. Lapidus, 10,875 shares; Mr. Marshall, 12,250 shares; Ms. Pettinelli, 4,750 shares; Mr. Schurian, 1,500 shares; Dr. Stackhouse, 13,750 shares; Mr. Washburn, 29,625 shares; and Ms. West, 24,625 shares, respectively and all executive officers as a group (six persons) – 147,862 shares. Does not include the following number of units of securities (contracts issued to the holder under the Corporation’s Deferred Compensation Plan) whose value per unit is derived from changes in the market price per share of the Corporation’s Common Stock: Mr. Bedell, 10,931 units; Mr. Bufferd, 1,229 units; Mr. Cummings, 10,931 units; Mr. Lapidus, 1,253 units; Mr. Marshall, 815 units and Ms. Pettinelli 732 units.

(2)	Calculated on the basis of 4,422,703 outstanding shares as of January 15, 2004.

(3)	Includes 5,526 shares owned by Mr. Bedell’s spouse, as to which shares Mr. Bedell disclaims beneficial ownership.

(4)	Includes 1,483 shares held by Mr. Brandi as custodian for various nieces and nephews and 17,180 shares owned by Mr. Brandi’s spouse, as to all of which shares Mr. Brandi disclaims beneficial ownership. Also includes 146,239 shares owned jointly with Mr. Brandi’s spouse, with respect to which shares Mr. and Mrs. Brandi share voting and investment power.

(5)	Includes shares allocated to the accounts of executive officers under the Bank’s Employee Stock Ownership Plan (the “ESOP”). The number of such allocated shares included in the above table is as follows: Mr. Brandi — 26,431; Mr. Carroll — 11,666; Mr. Cormier — 10,275; Mr. Washburn — 12,947; Ms. West — 12,208; and all executive officers as a group (six persons) — 78,633.

(6)	Voting and investment power for these shares (other than shares which may be acquired through the exercise of options as described above) is shared with spouse as to all shares indicated.

(7)	Includes 1,125 shares owned jointly with Mr. Marshall’s spouse, with respect to which shares Mr. and Mrs. Marshall share voting and investment power.

(8)	Includes 31,650 shares owned jointly by Mr. Schurian’s spouse and daughter and 600 shares owned jointly by his spouse and son, as to all of which shares Mr. Schurian disclaims beneficial ownership.

(9)	Includes 9,750 shares owned by Dr. Stackhouse’s spouse, as to which shares Dr. Stackhouse disclaims beneficial ownership.

(10)	Includes 3,600 shares owned jointly with Mr. Washburn’s spouse, with respect to which shares Mr. and Mrs. Washburn share voting and investment power.

(11)	Includes 763 shares held by Ms. West as custodian for her minor grandchildren, as to which shares Ms. West disclaims beneficial ownership.

(12)	Includes 250,612 shares that such persons have the right to acquire through the exercise of options granted pursuant to the Corporation’s 1986 Stock Option Plan or Amended and Restated 1994 Stock Incentive Plan.

Board and Committee Meetings

      During 2003, the Board of Directors of the Corporation held four meetings, the Executive Committee of the Corporation held ten meetings, the Audit Committee of the Corporation held four meetings, the Compensation and Option Committee of the Corporation held one meeting and the Nominating Committee held one meeting. During 2003, each incumbent Director attended at least 75% of the aggregate number of meetings of the Corporation’s Board of Directors and of the committees of which he or she was a member. While the Corporation encourages each Director to attend each Annual Meeting of Stockholders, it has no formal policy concerning such attendance. All Directors attended last year’s Annual Meeting. In addition, although the Corporation does not have a formal policy regarding stockholders communicating with its Board of Directors, stockholders may do so in a writing sent to the Board of Directors at the Corporation’s headquarters.

      The Executive Committee of the Corporation consists of Messrs. Bedell, Brandi, Cummings, Marshall and Schurian and Dr. Stackhouse and is vested with the authority of the Board of Directors in most matters between Board meetings. The Audit Committee of the Corporation is comprised solely of independent directors consisting of Messrs. Carr, Costello and Schurian and is responsible for, among other matters, reviewing the Corporation’s financial statements and the scope of the audit, reviewing the Corporation’s internal financial and accounting controls, the appointment of the Corporation’s independent auditors and the pre-approval of both the external audit fees and the engagement of the Corporation’s auditors to perform non-audit services. In addition, the Audit Committee generally oversees the Corporation’s internal compliance programs. The Board of Directors has determined that Messrs. Carr and Schurian are “audit committee financial experts” and are “independent” under the Securities and Exchange Act of 1934, as amended. The Compensation and Option Committee of the Corporation is comprised solely of independent directors consisting of Messrs. Bedell and Cummings and Ms. Pettinelli. The Compensation and Option Committee is responsible for making recommendations to the Board of Directors of the Bank with respect to the policies which govern both annual compensation and incentive stock ownership programs for the employees of the Bank. The Corporation approved the formation of a Nominating Committee of the Board of Directors in January 2003. The Nominating Committee is responsible for selecting and nominating individuals for election as Directors and executive officers. The Nominating Committee is comprised entirely of the non-employee members of the Board of Directors of the Corporation. The Board of Directors has determined that each of the Directors serving on the Nominating Committee are “independent” in accordance with governance rules adopted by the National Association of Securities Dealers. The Nominating Committee also considers the recommendation of any stockholder with respect to nominees for election to the Board if such recommendation is timely, in accordance with, and is accompanied by the information required by, the Corporation’s By-Laws. To make a recommendation, a stockholder should send the nominee’s name and supporting information to the Secretary of the Corporation at the Corporation’s principal offices. See “Stockholder Proposals.” At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, a depth and breadth of business and civic experience in leadership positions (particularly in the markets served by the Corporation), other ties to the Corporation’s markets and a background that is complementary to the other Directors so as to further the long-term interests of the Corporation and its stockholders. The Board of Directors has not adopted a charter for the Nominating Committee.

Principal Stockholders

      The following table sets forth information with respect to each holder who, to the knowledge of the Corporation, beneficially owned more than 5% of the Corporation’s Common Stock as of December 31, 2003.

	Amount of	Percent of
	Beneficial Ownership of	Common Stock
Name and Address	Corporation’s Common Stock	Beneficially Owned(1)

Private Capital Management, Inc.(2)	431,184	9.7%
8889 Pelican Bay Blvd. Naples, FL 34108
Gerard H. Brandi(3)	254,112	5.7%
Jeffrey L. Gendell, et. al.(4)	251,370	5.7%
Dimensional Fund Advisors Inc.(5)	233,898	5.3%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
First Manhattan Co.(6)	231,507	5.2%
437 Madison Avenue New York, NY 10022

(1)	Calculated on the basis of 4,422,703 outstanding shares as of January 15, 2004.

(2)	Private Capital Management, Inc. (“PCM”) is an investment adviser registered under the Investment Advisers Act of 1940 (the “Advisers Act”). According to information provided by PCM together with a filing made by PCM with the Securities and Exchange Commission (the “SEC”) on Schedule 13G dated February 13, 2004, PCM, in its role as investment adviser, had shared voting power and shared dispositive power over the 431,184 above shares which had been purchased for the accounts of investment advisory clients of PCM. Bruce S. Sherman, CEO of PCM and Gregg J. Powers, President of PCM, are listed as reporting persons on the filing.

(3)	Gerard H. Brandi is the Chairman of the Board, President and Chief Executive Officer of the Corporation. According to a filing made by Mr. Brandi with the SEC on Schedule 13G dated February 3, 2004, Mr. Brandi possesses sole voting power over 90,693 of the above shares, shared voting power over 146,239 of the above shares, sole dispositive power over 64,262 of the above shares and shared dispositive power over 146,239 of the above shares.

(4)	Jeffrey L. Gendell filed a Schedule 13D on April 28, 2003 on behalf of himself and the following other reporting persons: Totine Financial Partners, L.P., a private investment limited partnership (“TFP”), Tontine Management, L.L.C., the general partner of Tontine Financial Partners, L.P. (“TM”), and Tontine Overseas Associates, L.L.C., an investment adviser (“TOA”). According to this filing, Mr. Gendell serves as the managing member of TM and TOA and the principal business address of each of the reporting persons is 55 Railroad Avenue, 3rd Floor, Greenwich, CT 06830. In addition, according to this filing, TFP and TM possess shared voting and dispositive power over 240,320 of the above shares,

TOA possesses shared voting and dispositive power over 11,050 of the above shares, and Mr. Gendell possesses shared voting and dispositive power over 251,370 of the above shares.

(5)	Dimensional Fund Advisors Inc. (“Dimensional”) is an investment adviser registered under Section 203 of the Advisers Act, which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other investment vehicles (such investment companies and investment vehicles, collectively, the “Portfolios”). According to a filing made by Dimensional with the SEC on and Amended Schedule 13G dated February 6, 2004, Dimensional, in its role as investment adviser and investment manager, possesses sole voting power and sole dispositive power over the 233,898 above shares which are owned by the Portfolios and acknowledges that it may be deemed to be the beneficial owner of the shares; however, Dimensional disclaims beneficial ownership of the shares owned by the Portfolios.

(6)	First Manhattan Co. (“First Manhattan”) is an investment adviser registered under the Advisers Act. According to a filing made by it with the SEC on Schedule 13G/ A dated February 12, 2004, First Manhattan possesses sole voting power over 204,507 of the above shares, shared voting power over 9,000 of the above shares, sole dispositive power over 204,507 of the above shares and shared dispositive power over 27,000 of the above shares.

Executive Compensation

      Until the Corporation becomes actively involved in other business, no separate compensation is being paid to the executive officers of the Corporation, all of whom are executive officers of the Bank and receive compensation as such.

Summary of Compensation

      The following table sets forth for the fiscal years ended December 31, 2003, 2002 and 2001, a summary of the compensation paid by the Bank to the Chief Executive Officer and the other four highest paid executive officers.

					Long Term Compensation

	Annual Compensation				Awards		Payouts

				Other Annual	Stock	Securities	LTIP	All Other
		Salary	Bonus	Compensation	Award(s)	Underlying	Payouts	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	Options(#)	($)	($)(1)

Gerard H. Brandi	2003	447,000	0	(2)	–0–	2,500	–0–	63,540	(3)
Chairman, President	2002	432,000	7,500	(2)	–0–	1,500	–0–	78,334	(3)
and Chief Executive	2001	414,000	34,500	(2)	–0–	1,500	–0–	76,481	(3)
Officer
Donald R. Washburn	2003	141,000	0	(2)	–0–	1,000	–0–	7,309	(4)
Senior Vice President,	2002	135,900	3,500	(2)	–0–	1,500	–0–	13,652	(4)
Lending	2001	130,200	5,425	(2)	–0–	1,500	–0–	22,260	(4)
Donna H. West	2003	141,300	0	(2)	–0–	1,000	–0–	7,191	(5)
Senior Vice President,	2002	136,200	3,500	(2)	–0–	1,500	–0–	13,674	(5)
Community Banking	2001	130,200	5,425	(2)	–0–	1,500	–0–	22,694	(5)
Reginald E. Cormier	2003	130,800	0	(2)	–0–	1,000	–0–	6,639	(6)
Senior Vice President,	2002	126,000	3,500	(2)	–0–	1,500	–0–	12,579	(6)
Treasurer and Chief	2001	120,000	5,000	(2)	–0–	1,500	–0–	11,583	(6)
Financial Officer
David F. Carroll	2003	107,400	0	(2)	–0–	750	–0–	5,586	(7)
Vice President,	2002	107,400	2,500	(2)	–0–	1,500	–0–	10,749	(7)
Operations	2001	103,200	4,300	(2)	–0–	1,500	–0–	9,749	(7)

(1)	Includes (i) the cash value of shares of MASSBANK Corp. Common Stock acquired by the ESOP and allocated to the named party (but excluding any allocation of dividends and interest thereunder), and (ii) such other items as are disclosed in individual footnotes below. Such cash value was determined by multiplying the number of shares of Common Stock so allocated by the closing price of the Common Stock on December 31 of the applicable year.

(2)	Perquisites did not exceed 10% of total salary and bonus.

(3)	Consists of the Bank’s payment of permanent life insurance premiums in the amount of $3,226 in each of 2003, 2002 and 2001 under Mr. Brandi’s executive supplemental retirement agreement, ESOP allocations valued at $9,914, $16,408 and $14,922 representing 231, 580 and 625 shares of Common Stock on December 31, 2003, 2002 and 2001, respectively, determined in accordance with footnote 1 above, and contributions of $50,400, $58,700 and $58,333 to a rabbi trust for a deferred compensation program for Mr. Brandi in 2003, 2002 and 2001, respectively.

(4)	Consists of ESOP allocations of $7,309, $13,652 and $12,260 representing 170, 482 and 514 shares of Common Stock at December 31, 2003, 2002 and 2001, respectively, determined in accordance with footnote 1 above, and a contribution of $10,000 in 2001 to a rabbi trust for a deferred compensation program for Mr. Washburn.

(5)	Consists of ESOP allocations of $7,191, $13,674 and $12,694 representing 167, 483 and 532 shares of Common Stock at December 31, 2003, 2002 and 2001, respectively, determined in accordance with footnote 1 above, and a contribution of $10,000 in 2001 to a rabbi trust for a deferred compensation program for Ms. West.

(6)	Consists of ESOP allocations of $6,639, $12,579 and $11,583 representing 154, 444 and 485 shares of Common Stock at December 31, 2003, 2002 and 2001, respectively, determined in accordance with footnote 1 above.

(7)	Consists of ESOP allocations of $5,586, $10,749 and $9,749 representing 130, 380 and 408 shares of Common Stock at December 31, 2003, 2002 and 2001, respectively, determined in accordance with footnote 1 above.

Option Grants

      The following table sets forth certain information regarding options granted during 2003 to the Chief Executive Officer and the other executive officers named above.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Shares	Options			Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options	Employees in	Base Price
Name	Granted	Fiscal Year	Per Share	Expiration Date	5%	10%

Gerard H. Brandi	2,500	10.9%	$28.44	January 20, 2013	$44,714	$113,315
Chairman, President and Chief Executive Officer
Donald R. Washburn	1,000	4.3%	$28.44	January 20, 2013	$17,886	$45,326
Senior Vice President, Lending
Donna H. West	1,000	4.3%	$28.44	January 20, 2013	$17,886	$45,326
Senior Vice President, Community Banking
Reginald E. Cormier	1,000	4.3%	$28.44	January 20, 2013	$17,886	$45,326
Senior Vice President, Treasurer and Chief Financial Officer
David F. Carroll	750	3.3%	$28.44	January 20, 2013	$13,414	$33,995
Vice President, Operations

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Value

      The following table sets forth certain information regarding options exercised during the fiscal year ended December 31, 2003 and in-the-money options held as of December 31, 2003 by the Chief Executive Officer and the other executive officers named above.

			Number of Shares Underlying	Value of Unexercised In-the-
			Unexercised Options at Fiscal	Money Options at Fiscal
	Shares Acquired	Value	Year End	Year End
Name	on Exercise	Realized	Exercisable / Unexercisable	Exercisable / Unexercisable

Gerard H. Brandi	4,985	$85,410	39,250/0	$947,093/0
Chairman, President and Chief Executive Officer
Donald R. Washburn	2,625	$46,366	27,125/0	$641,475/0
Senior Vice President, Lending
Donna H. West	0	$0	22,125/0	$487,894/0
Senior Vice President, Community Banking
Reginald E. Cormier	1,000	$12,940	18,612/0	$381,407/0
Senior Vice President, Treasurer and Chief Financial Officer
David F. Carroll	4,500	$112,500	20,875/0	$463,960/0
Vice President, Operations

Comparative Stock Performance by the Corporation

     Comparison of Five Year Cumulative Total Return

      The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) to the total returns on the S&P 500 Index, the Russell 2000 Stock Index and the NASDAQ Bank Index over a five-year period. The Russell 2000 is an index of 2000 small U.S. companies as determined by market capitalization. The NASDAQ Bank Index is a broad based capitalization weighted index of domestic and foreign common stocks of banks that are traded on the NASDAQ National Market System as well as the SmallCap Market. The chart assumes a $100 investment was made on December 31, 1998 in the Common Stock of MASSBANK Corp., the stocks included in the S&P 500 Index, the stocks included in the Russell 2000 Index and the stocks included in the NASDAQ Bank Index. The Corporation obtained the data for the chart from Bloomberg. The information about the indices that the Corporation obtained from Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.

Comparison of Five Year Cumulative Total Return

Among MASSBANK Corp., the Russell 2000 Stock Index and the NASDAQ Bank Index

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

MASSBANK Corp.	$100.00	$77.38	$80.33	$101.98	$124.56	$194.68
NASDAQ Bank Index	$100.00	$94.20	$110.87	$124.93	$133.60	$177.72
Russell 2000 Stock Index	$100.00	$121.36	$117.82	$120.92	$96.18	$141.64
S&P 500 Index	$100.00	$121.04	$110.02	$96.96	$75.54	$97.19

     Comparison of Ten Year Cumulative Total Return

      The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) to the total returns on the S&P 500 Index, over a ten-year period. The chart assumes a $100 investment was made on December 31, 1993 in the Common Stock of MASSBANK Corp., and the stocks included in the S&P 500 Index. The Corporation obtained the data for the chart from Bloomberg. The information about the index that the Corporation obtained from Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.

     Comparison of Ten Year Cumulative Total Return

Between MASSBANK Corp. and the S&P 500 Index

	12/31/93	12/31/94	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

MASSBANK Corp.	$100.00	$99.78	$142.37	$175.77	$300.03	$252.27	$196.13	$202.65	$257.26	$314.23	$491.12
S&P 500 Index	$100.00	$101.32	$139.34	$171.32	$228.45	$293.74	$355.54	$323.18	$284.80	$221.88	$285.49

(1)	This chart does not compare the performance of the Corporation’s Common Stock to the total return on the NASDAQ Bank Index and the Russell 2000 Index because the total return on the NASDAQ Bank Index and the Russell 2000 Index does not include the reinvestment of dividends prior to 1995.

     Comparison of Fifteen Year Cumulative Total Return

      The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) to the total returns on the S&P 500 Index, over a fifteen-year period. The chart assumes a $100 investment was made on December 31, 1988 in the Common Stock of MASSBANK Corp., and the stocks included in the S&P 500 Index. The Corporation obtained the data for the chart from Bloomberg. The information about the index that the Corporation obtained from Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.

Comparison of Fifteen Year Cumulative Total Return

Between MASSBANK Corp. and the S&P 500 Index

	12/31/88	12/31/89	12/31/90	12/31/91	12/31/92	12/31/93	12/31/94	12/31/95

MASSBANK Corp.	$100.00	$92.64	$70.73	$91.98	$180.34	$195.82	$195.39	$278.79
S&P 500 Index	$100.00	$131.62	$127.54	$166.31	$178.96	$196.93	$199.52	$274.41

[Additional columns below]

[Continued from above table, first column(s) repeated]

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

MASSBANK Corp.	$344.18	$587.51	$493.99	$384.05	$396.83	$503.76	$615.31	$961.70
S&P 500 Index	$337.37	$449.89	$578.44	$700.15	$636.42	$560.84	$436.94	$562.20

(1)	This chart does not compare the performance of the Corporation’s Common Stock to the total return on the NASDAQ Bank Index because the total return on the NASDAQ Bank Index and the Russell 2000 Index does not include the reinvestment of dividends prior to 1995.

Employment Agreements

      The Corporation and the Bank have employment agreements with Messrs. Brandi and Cormier and Ms. West and the Bank has employment agreements with Messrs. Carroll, Queeney and Washburn (each an “Employment Agreement” and collectively, the “Employment Agreements”). Pursuant to the Employment Agreements, each officer will devote his or her full business time and best efforts to the business and affairs of the Corporation and/or the Bank, as the case may be.

      The term of the Employment Agreement with Mr. Brandi is three years, with a daily automatic extension of an additional one day for a continuous remaining term of three years unless either Mr. Brandi or the Corporation and the Bank gives notice of intent not to extend the term of the agreement. The term of the Employment Agreements with each of Ms. West and Messrs. Cormier, Carroll, Queeney and Washburn is two years, with a daily automatic extension of an additional one day for a continuous remaining term of two years unless either the respective officer or the Corporation and/or the Bank, as the case may be, gives notice of intent not to extend the term of the agreement. Pursuant to the Employment Agreements, Mr. Brandi, Mr. Cormier, Ms. West, Mr. Carroll, Mr. Queeney and Mr. Washburn are paid current annual base salaries of $462,000, $135,600, $146,400, $110,400, $76,800 and $145,200, respectively.

      Under the respective Employment Agreements, the Corporation or the Bank, as the case may be, may terminate the officer’s employment, without incurring any continuing obligations to him or her, at any time, for “cause,” as defined in the Employment Agreements. In addition, the Employment Agreements provide generally that if the Corporation or the Bank, as the case may be, were to terminate the officer’s employment for any reason other than for cause, or, solely with respect to Mr. Brandi, he were to terminate his employment for “good reason,” as defined in his Employment Agreement, the officer would be entitled to a severance payment from the Corporation or the Bank, as the case may be. This severance payment would be approximately equal to three times the sum of the officer’s current base compensation and most recent bonus (or average bonus if higher), plus the vesting of the officer’s stock-based awards and the continuation of benefits for a period of three years. The severance amount payable to Mr. Brandi in the foregoing situations would also include an additional payment approximately equal to 60% of the difference between Mr. Brandi’s current compensation and the current year’s compensation limit under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”). In the case of Mr. Carroll and Mr. Queeney, however, their severance payments from the Bank are approximately equal to two times the sum of the officer’s current base compensation and most recent bonus (or average bonus if higher), plus the vesting of the officer’s stock-based awards and the continuation of benefits for a period of two years.

      The Employment Agreements also generally provide that if there were a “Change in Control” of the Corporation, and if at any time during the two-year period following the Change in Control, either the Corporation or the Bank, as the case may be, were to terminate the employment of any of the officers for any reason other than for “cause” of if any of the officers were to terminate his or her employment for “good reason,” including a substantial adverse change in his or her title, or responsibilities or a reduction in his or her annual base salary, the officer would be entitled to receive a change in control payment, instead of a severance payment. In the case of Mr. Brandi, however, the change in control payment would be the same as his severance payment described above. In the case of the other officers, the change in control payment would be approximately equal to three times his or her average compensation over the five previous years of his or her employment with the Corporation or the Bank, plus the vesting of the officer’s stock-based awards and the continuation of benefits for a period of three years. For purposes of the Employment Agreements, a “Change in Control” is generally deemed to have occurred when (i) a person or group acquires beneficial ownership of 50% or more of the Common Stock of the Corporation, (ii) as a result of a tender offer, proxy contest, merger or similar transaction, persons who were Directors before such transaction cease to constitute at least a majority of the Board of Directors of the Corporation, or (iii) the stockholders of the Corporation approve a merger, a plan of liquidation or an agreement for the sale of all or substantially all of the Corporation’s assets.

      Generally, any payments to Mr. Cormier, Ms. West, Mr. Carroll, Mr. Queeney or Mr. Washburn under the Employment Agreements are subject to reduction if such payments are non-deductible by the Corporation or the Bank as a result of Section 280G of the Code. In the case of Mr. Brandi, however, if any payments under his Employment Agreement are non-deductible by the Corporation or the Bank and are subject to an excise tax to Mr. Brandi as a result of Section 4999 of the Code, then Mr. Brandi is entitled to an additional gross-up payment in an amount such that after Mr. Brandi pays all taxes on such gross-up payment, he will retain an amount equal to the excise tax imposed upon the payments.

      The Employment Agreements also contain provisions that generally prevent the officers from competing with the Bank or the Corporation, attempting to hire employees of the Bank or the Corporation or encouraging any customer to terminate its relationship with the Bank or the Corporation during the term of the officer’s employment. In addition, generally this provision will continue to apply for up to three years (two years in the case of Mr. Carroll and Mr. Queeney) after the officer’s employment with the Bank or the Corporation is terminated, except following a Change in Control.

Pension Plan

      The Bank provides a retirement plan for all of its eligible employees through the Savings Banks Employees Retirement Association (“SBERA”), an unincorporated association of savings banks operating within Massachusetts and other organizations which provide services to or for savings banks.

      The following table illustrates annual minimum pension benefits for retirement at age 65 under the most advantageous plan provisions (in effect for the plan year November 1, 2003 — October 31, 2004) available for various levels of compensation and years of service. The figures in this table are calculated on the basis of a straight-life annuity and are based on the assumption that the plan continues in its present form. The benefits are not subject to any deduction for Social Security or other offset amounts.

	Annual Pension Benefit Based on Years of Service

Average				25 Years
Compensation(1)(2)(3)	10 Years	15 Years	20 Years	or More

$100,000	$18,362	$27,543	$36,724	$45,905
120,000	22,562	33,843	45,124	56,405
140,000	26,762	40,143	53,524	66,905
170,000	33,062	49,593	66,124	82,655
200,000	39,362	59,043	78,724	98,405

(1)	Benefit based on 1.50% of Final Three Year Average Earnings plus 0.60% of Average Earnings over Covered Compensation for each of the first 25 Years of Service.

(2)	Based on age 65 retirement in 2003.

(3)	Under applicable federal laws, the maximum compensation that may be used for plan years beginning in 2003 to calculate benefits under the Bank’s retirement plan is $200,000.

      Mr. Brandi, Mr. Carroll, Mr. Cormier, Mr. Washburn and Ms. West will have an estimated 38, 29, 25, 35 and 35 credited years of service, respectively, under the plan at age 65.

Executive Supplemental Retirement Agreement

      The Corporation and the Bank have entered into an Executive Supplemental Retirement Agreement with Mr. Brandi. The Executive Supplemental Retirement Agreement provides in general for monthly payments upon retirement and for monthly payments to a beneficiary in lieu of retirement payments if Mr. Brandi dies prior to his retirement. Mr. Brandi’s agreement provides for 180 monthly payments of $2,500 upon his retirement and 120 monthly payments of $3,000 in the case of his death prior to retirement. The agreement is substantially funded by an insurance policy owned by the Bank on the life of Mr. Brandi.

REPORT OF THE AUDIT COMMITTEE

      The Corporation’s Audit Committee met four times. As noted earlier, the members of the Corporation’s Audit Committee during 2003 were Messrs. Carr (Chairman), Costello and Schurian. The Audit Committee, among other things, is responsible for the appointment of the Corporation’s independent auditors and the pre-approval of both annual external audit fees and the engagement of the Corporation’s auditors to perform non-audit services. Furthermore, the Audit Committee selects independent public accountants, reviews the financial statements and the scope of the independent annual audit, reviews and reassesses the adequacy of the Audit Committee’s charter, reviews the independence of the independent public accountants, monitors internal financial and accounting controls and performs such other oversight functions as may be requested from time to time by the Board of Directors. Although the Audit Committee does not have a formal policy concerning the pre-approval of all services performed by the independent auditors, the Audit Committee has in fact pre-approved all such services.

Report:

      The Audit Committee has:

•	reviewed and discussed the audited financial statements with management and the independent auditors;

•	discussed with the independent auditors the matters required to be discussed by SAS 61; and

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and discussed with the independent auditors the auditors’ independence.

      Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

      The Board of Directors has determined that the members of the Audit Committee are “independent” under the rules of Nasdaq. The Audit Committee has adopted a written charter.

      During the years ended December 31, 2003 and December 31, 2002, the Corporation was billed for the following fees by KPMG LLP:

Fees Paid to Independent Auditors

	2003	2002

Audit	$146,000	$130,000
Audit-Related	6,000	4,000
Tax	25,000	22,000
Other	0	30,000

Total	$177,000	$186,000

      The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors’ independence.

Members of the Audit Committee

Peter W. Carr

Alexander S. Costello
Herbert G. Schurian

REPORT OF THE COMPENSATION AND OPTION COMMITTEE

      The Compensation and Option Committee (the “Compensation Committee”) of the Board of Directors of the Corporation is comprised of the following non-employee Directors: Mathias B. Bedell (Chairman), Robert S. Cummings and Nancy L. Pettinelli. The Compensation Committee is responsible for making recommendations to the Board of Directors of the Bank with respect to the policies that govern both annual compensation and incentive stock ownership programs for the employees of the Bank.

Compensation Philosophy

      The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Bank to attract, retain and reward executive officers who contribute to the success of the Bank.

Structure of Compensation

      Compensation paid to the Bank’s Chief Executive Officer (“CEO”) and other executive officers consists primarily of the following elements: base salary, annual performance incentives in the form of cash bonuses, and long-term performance incentives in the form of stock option awards, as discussed below.

Base Salary

      Several factors determine base salary, including the Corporation’s performance, individual performance, compensation paid in prior years and compensation of officers employed by similar institutions. The Compensation Committee reviews competitive salary information from independent surveys. The Compensation Committee also consults with the CEO with respect to the salaries for the other executives. The Compensation Committee reviews recommendations of management for the annual salary, benefits and incentives budget as part of the overall planning and budgeting process of the Corporation, and submits its recommendations to the Board of Directors of the Bank.

Chief Executive Officer Compensation

      The compensation paid to Gerard H. Brandi, the CEO of the Bank and the Corporation, consisted of his annual base salary, awards of stock options and deferred compensation contributions. For 2003, the Compensation Committee considered the following factors (without any specific weighting of these measures) in determining the compensation to be paid to Mr. Brandi: the Corporation’s size and performance, including its profitability, efficiency and share price performance, Mr. Brandi’s performance and the compensation of chief executive officers at similar institutions. Based on these factors, Mr. Brandi’s annual salary was increased effective January 1, 2004, from $447,000 to $462,000. Additionally, Mr. Brandi was granted 2,500 stock options in January 2004.

Incentive Programs

      Profit Sharing and Incentive Compensation Bonus Plan. All non-officer employees of the Bank are eligible to receive annual profit-sharing distributions based on the Corporation’s net income. All officers and senior executives (including the CEO) are eligible to receive incentive bonuses based upon the following factors (without any specific weighting of these measures): the Corporation’s net income, return on assets, earnings per share and other specific goals and objectives. There were no profit sharing or incentive compensation bonus distributions in 2003 because the criteria for making such distributions were not met in 2003.

      Stock Option Awards. The Corporation’s 1986 Stock Option Plan and Amended and Restated 1994 Stock Incentive Plan are intended as performance incentives for participants who contribute to the attainment of long-term strategic objectives of the Corporation. The Plans enable persons to whom options are granted to acquire or increase a proprietary interest in the success of the Corporation. The long-term strategic objectives of the Corporation are set forth in a five-year strategic plan which is revised annually. Because some of the Corporation’s strategic objectives were attained, stock options were awarded to the CEO, Directors and Bank officers.

      The Committee’s policy with respect to Section 162(m) of the Code is to make every reasonable effort to ensure that compensation is deductible to the extent permitted and appropriate, while simultaneously providing the Corporation’s executives with appropriate rewards for their performance.

      This report has been furnished by Mathias B. Bedell, Robert S. Cummings and Nancy L. Pettinelli, the members of the Committee.

*  *  *  *  *

Compensation Committee Interlocks and Insider Participation

      In 2003, the Compensation and Option Committee of the Board of Directors was comprised of Messrs. Bedell (Chairman) and Cummings and Ms. Pettinelli, all of whom are non-employee Directors of the Corporation. During 2003, the Corporation paid fees totaling $19,790 to the law firm of Nixon Peabody LLP. Mr. Cummings is senior counsel of Nixon Peabody LLP.

Director Compensation

      Members of the Board of Directors of the Corporation (excluding Executive Committee members and employees of the Corporation or the Bank) received $750 for each Board of Directors or committee meeting attended during 2003, and will receive $750 for each meeting during 2004. Members of the Executive Committee received $600 for each Board of Directors meeting attended during 2003, and will receive $600 for each meeting during 2004. In addition, members of the Executive Committee (excluding employees of the Bank) received during 2003, and will receive during 2004, an annual payment of $6,000, and such members of the Executive Committee received an additional $375 for each meeting attended of any committee of the Corporation during 2003, and will receive an additional $375 for each meeting attended during 2004. Directors of the Corporation and the Bank also are reimbursed for expenses incurred in connection with attendance at the meetings. During 2003, the chairmen of the various committees (other than the Executive Committee) received, and will receive in 2004, an additional $50 for each committee meeting over which they presided and the Secretary of the Corporation, who is also the Clerk of the Bank, received, and will receive in 2004, an annual payment of $1,000. In addition, during 2003, each non-employee director received options to purchase 500 shares of the Corporation’s Common Stock. Members of the Executive Committee received options to purchase an additional 250 shares of the Corporation’s Common Stock. Members of the Audit Committee received in 2003 and will receive in 2004 an additional annual payment of $1,000.

Indebtedness of Management

      From time to time the Bank makes loans to Directors, executive officers or their affiliates. All of such loans are current and were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Certain Business Relationships

      During 2003, the Corporation paid fees totaling $19,790 to the law firm of Nixon Peabody LLP. Robert S. Cummings, a Director and Secretary of the Corporation, is senior counsel of Nixon Peabody LLP.

INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of KPMG LLP served as the Corporation’s independent accountants for the year ended December 31, 2003 and is expected to serve as the Corporation’s independent accountants for 2004. A representative of KPMG LLP, the independent public accountants for the Corporation, expects to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so. The representative will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Corporation’s Directors, executive officers and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Corporation. Based solely on a review of reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that during 2003 each director, executive officer and 10% stockholder of the Corporation’s securities made timely filings of all reports required by Section 16 of the Exchange Act, with the following exceptions: Thomas Queeney, Vice President and Senior Trust Officer of the Corporation filed one Form 4 after the due date reporting the exercise of 1,500 options; and Alexander Costello, a Director of the Corporation, filed one Form 4 after the due date reporting the exercise of 1,500 options.

PROPOSAL TWO

APPROVAL OF THE

2004 STOCK OPTION AND INCENTIVE PLAN

General

      The Board of Directors has adopted the Corporation’s 2004 Stock Option and Incentive Plan (the “2004 Plan”). This new plan replaces the Corporation’s 1994 Stock Incentive Plan, which expired in January 2004. The 2004 Plan is subject to the approval of the Corporation’s stockholders.

      The 2004 Plan is administered by the Board of Directors or by the Compensation and Option Committee (the “Committee”) and provides for awards of incentive stock options, non-qualified stock options, stock appreciation rights, a limited number of restricted stock awards and cash replacement awards. Under the 2004 Plan, the Corporation may not grant stock options with an exercise price less than 100% of the fair market value of the Corporation’s Common Stock on the date of grant and may not make loans to fund any option exercises. In addition, the 2004 Plan prohibits any “repricing” of options granted thereunder.

      The 2004 Plan provides for the issuance of up to 400,000 shares of Common Stock, subject to adjustment for stock splits, stock dividends and similar events. Of this amount, no more than 100,000 shares of Common Stock may be issued as awards of restricted stock under the 2004 Plan. Based solely upon the closing price of the Corporation’s Common Stock as reported on the NASDAQ National Market on March 10, 2004, the maximum aggregate market value of the securities to be issued under the 2004 Plan would be $16,260,000. The shares issued by the Corporation under the 2004 Plan may be authorized but unissued shares, or shares reacquired by the Corporation and held in its treasury. To the extent that awards under the 2004 Plan do not vest or otherwise revert to the Corporation under certain circumstances, the shares of Common Stock represented by such awards may be the subject of future awards under the 2004 Plan.

      To satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), stock options and stock appreciation rights with respect to no more than 75,000 shares of Common Stock (subject to adjustment for stock splits and similar events) may be granted under the 2004 Plan to any one individual during any one-calendar-year period.

Recommendation

      The Corporation’s Board of Directors believes that stock based awards can play an important role in the success of the Corporation by encouraging and enabling the officers, employees, independent directors and other key persons of the Corporation and its subsidiaries, upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business to acquire a proprietary interest in the Corporation. The Board of Directors anticipates that providing such persons with a direct stake in the Corporation’s welfare will assure a closer identification of the interests of participants in the 2004 Plan with those of the Corporation, thereby stimulating their efforts on the Corporation’s behalf and strengthening their desire to remain with the Corporation.

      The Corporation’s Board of Directors believes that the 2004 Plan will help the Corporation to achieve its goals by keeping the Corporation’s incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the 2004 Plan is in the best interests of the Corporation and its stockholders and recommends that the stockholders approve the 2004 Plan.

      The Board of Directors recommends that stockholders vote “FOR” the 2004 Stock Option and Incentive Plan.

Vote Required

      The 2004 Plan will not take effect unless it is approved by the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock represented and entitled to vote at the Annual Meeting provided that a quorum is present. Consistent with applicable law, the Corporation intends to count abstentions and broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the proposal for approval of the 2004 Plan, except to the extent that the failure to vote results in less than 50% in interest of all securities entitled to vote actually casting votes.

Summary of the 2004 Plan

      The following description of certain features of the 2004 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2004 Plan that is attached hereto as Exhibit A.

      2004 Plan Administration. The 2004 Plan provides for administration by the Corporation’s Board of Directors or the Committee (in either case, the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2004 Plan.

      Eligibility and Limitations on Grants. All full-time and part-time officers, employees, independent directors and other key persons of the Corporation and its subsidiaries, are eligible to participate in the 2004 Plan, subject to the discretion of the Administrator. The number of individuals potentially eligible to participate in the 2004 Plan is approximately 200 persons. The Corporation has granted, and expects to continue to grant, options only to its officers and directors. The Corporation believes that these are the individuals who contribute most significantly to the long-term success of the Corporation.

      There are certain limits on the number of awards that may be granted under the 2004 Plan. For example, no more than 100,000 shares of Common Stock will be awarded in the form of restricted stock awards. In addition, no more than 75,000 shares of stock (subject to adjustment for stock splits and similar events) may be granted in the form of stock options or stock appreciation rights to any one individual during any one-calendar-year period.

      Stock Options. Options granted under the 2004 Plan may be either incentive stock options (within the meaning of Section 422 of the Code) (“Incentive Options”) or non-qualified stock options (“Non-Qualified Options”). Incentive Options may be granted only to employees of the Corporation or any of its subsidiaries. Options granted under the 2004 Plan will be Non-Qualified Options if they (i) fail to qualify as Incentive Options, (ii) are granted to a person not eligible to receive Incentive Options under the Code, or (iii) otherwise so provide. Non-Qualified Options may be granted to persons eligible to receive Incentive Options and to other key persons.

      Other Option Terms. The Administrator has authority to determine the terms of options granted under the 2004 Plan. Stock options may not be granted with an exercise price that is less than the fair market value of the shares of Common Stock on the date of the option grant.

      The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2004 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2004 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

      Options granted under the 2004 Plan may be exercised for cash or, if permitted by the Administrator, by transfer to the Corporation (either actually or by attestation) of shares of Common Stock that are not then subject to restrictions under any Corporation stock plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the option exercise price of the shares being purchased. Subject to applicable law and if permitted by the Administrator, options may also be exercised by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Corporation.

      To qualify as Incentive Options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

      Stock Options to Independent Directors. The Administrator may grant Non-Qualified Stock Options to independent directors of the Corporation.

      Stock Appreciation Rights. The Administrator may award a stock appreciation right either as a freestanding award or in tandem with a stock option. Upon exercise of a stock appreciation right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share specified in the related stock option (or, in the case of a freestanding stock appreciation right, the price per share specified in such right) times the number of shares of Common Stock with respect to which the stock appreciation right is exercised. This amount may be paid in cash, in shares of Common Stock, or a combination thereof, as determined by the Administrator.

      Restricted Stock Awards. The Administrator may award shares of Common Stock to participants subject to such conditions and restrictions as the Committee may determine (“Restricted Stock”). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Corporation through a specified period. The purchase price of shares of Restricted Stock will be determined by the Committee. If the performance goals and other restrictions are not attained, the Restricted Stock award recipient will forfeit his Restricted Stock award.

      Cash Replacement Awards. The Administrator may also grant or sell a cash replacement award to any participant. A cash replacement award is an award of shares of Common Stock free of any restrictions under the Plan. Cash replacement awards may only be granted in lieu of cash compensation or fees that are otherwise due to the grantee.

      Tax Withholding. Participants under the 2004 Plan are responsible for the payment of any federal, state or local taxes that the Corporation is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Corporation to withhold shares of Common Stock to be issued pursuant to an option exercise, or by transferring to the Corporation shares of Common Stock having a value equal to the amount of such taxes.

      Change of Control Provisions. The 2004 Plan provides that in the event of a “change of control” as defined in the 2004 Plan, generally all stock options and stock appreciation rights will automatically become fully exercisable. In addition, in the event of a change of control, conditions and restrictions on outstanding awards of Restricted Stock that relate solely to the passage of time and continued employment will be removed.

      Adjustments for Stock Dividends, Mergers, etc. The 2004 Plan authorizes the Administrator to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2004 Plan and to any outstanding awards to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Corporation, all stock options and stock appreciation rights will automatically become fully exercisable and all other awards with conditions and restrictions relating solely to the passage of time and continued employment will become fully vested and nonforfeitable. In addition, upon the effective time of any such transaction, the 2004 Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding awards.

      Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2004 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent. Other than in the event of a necessary adjustment in connection with a change in the Corporation’s stock or a merger or similar transaction, the Administrator may not “reprice” or otherwise reduce the exercise price of outstanding stock options. Further, amendments to the 2004 Plan shall be subject to approval by the Corporation’s stockholders if the amendment (i) increases the number of shares available for issuance under the 2004 Plan; (ii) expands the types of awards available under, the eligibility to participate in, or the duration of, the Plan; (iii) materially changes the method of determining fair market value for purposes of the 2004 Plan; (iv) is required by the NASDAQ National Market rules; or (v) is required by the Code to ensure that Incentive Options are qualified under Section 422 of the Code. No new grants of stock options or other awards may be made under the 2004 Plan after January 14, 2014.

New Plan Benefits

      No grants or awards have yet been made under the 2004 Plan. The number of shares of Common Stock that may be granted to executive officers and all employees, including non-executive officers and directors who are employees, and to independent directors is indeterminable at this time, as such grants are subject to the discretion of the Administrator.

Tax Aspects under the U.S. Internal Revenue Code

      The following is a summary of the principal federal income tax consequences of certain transactions under the 2004 Plan. It does not describe all federal tax consequences under the 2004 Plan, nor does it describe state or local tax consequences.

      Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Corporation for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

      If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Corporation will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

      If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

      Under current law, an optionee will not have any additional FICA (Social Security) taxes upon exercise of an Incentive Option.

      Non-Qualified Options. No taxable income is realized by the optionee at the time a Non-Qualified Option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Corporation receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

      Parachute Payments. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

      Limitation on the Corporation’s Deductions. As a result of Section 162(m) of the Code, the Corporation deduction for certain awards under the 2004 Plan may be limited to the extent that a covered employee receives compensation in excess of $1,000,000 in such taxable year of the Corporation (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

Equity Compensation Plan Information

      The following table provides information as of the end of the fiscal year ended December 31, 2003 regarding shares of Common Stock of the Corporation that may be issued under the Corporation’s existing equity compensation plans, including the Corporation’s 1994 Plan and the Corporation’s 1986 Stock Option Plan (the “1986 Plan”). The table does not include information about the proposed 2004 Plan which is submitted for stockholder approval at the Annual Meeting and no grants have been made under the 2004 Plan.

Equity Compensation Plan Information

Number of securities
remaining available for
	Number of securities to be	Weighted Average	future issuance under
	issued upon exercise of	exercise price of	equity compensation plan
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	referenced in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	344,224 (2)	$20.95 (2)	124,196 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	344,224 (2)	$20.95 (2)	124,196 (3)

(1)	Consists of the 1994 Plan and the 1986 Plan.

(2)	Includes 25,890 shares deemed issued under the 1994 Plan to satisfy the Corporation’s obligations under a Director Deferred Compensation Plan. The Corporation has established a so called “Rabbi Trust” for the benefit of directors under a director deferred compensation plan. This plan allows directors to defer their cash director fees and receive upon retirement that number of shares of the Corporation’s Common Stock which they would have owned if they had not deferred those fees and instead invested them in the Corporation’s Common Stock. The trustee of the trust regularly purchases shares of the Corporation’s Common Stock in the open market with fees deferred by the participants.

(3)	Consists of shares that were available for issuance as of December 31, 2003 under the 1994 Plan. The 1994 Plan expired in January 2004. Of these shares, 29,750 were the subject of options issued under the 1994 Plan prior to its expiration. The remaining 94,446 shares are no longer available for issuance.

STOCKHOLDER PROPOSALS

      For a proposal of a stockholder to be included in the Board of Directors’ Proxy Statement for the Corporation’s 2005 Annual Meeting of Stockholders, it must be received at the principal executive offices of the Corporation (123 Haven Street, Reading, Massachusetts 01867) on or before November 28, 2004. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement.

      In addition, the Corporation’s By-Laws also provide that any stockholder wishing to have any director nominations or a stockholder proposal considered at an annual meeting must provide written notice of such nominations or stockholder proposal and certain other information as set forth in the By-Laws of the

Corporation to the Secretary of the Corporation at its principal executive offices (a) not less than 75 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the “Anniversary Date”) or (b) in the event that the annual meeting of stockholders is scheduled to be held on a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if the first date of such public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of such public disclosure or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). Any stockholder desiring to submit a nomination or proposal must comply with the By-Laws of the Corporation.

      Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to stockholder proposals, subject to SEC rules governing the exercise of this authority.

CORPORATE GOVERNANCE

      On January 15, 2004, the Board of Directors amended the corporate governance guidelines adopted in 2000 and amended the Audit Committee Charter. The amended guidelines and the amended Audit Committee Charter are included in Exhibits B and C, respectively to this proxy statement.

OTHER MATTERS

      The Board of Directors is not aware of any other matters which may come before the Annual Meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters shall properly come before the Annual Meeting.

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR STOCK IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.

March 22, 2004

Exhibit A

MASSBANK CORP.

2004 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

      The name of the plan is the MASSBANK Corp. 2004 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants and prospective employees) of MASSBANK Corp., a Delaware corporation (the “Company”), and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

      The following terms shall be defined as set forth below:

      “Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      “Administrator” is defined in Section 2(a).

      “Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Cash Replacement Awards.

      “Board” means the Board of Directors of the Company.

      “Cash Replacement Award” means any Award granted pursuant to Section 8.

      “Change of Control” is defined in Section 13.

      “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

      “Committee” means the Committee of the Board referred to in Section 2.

      “Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 15.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      “Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ National System or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

      “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

      “Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

      “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

      “Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

      “Restricted Stock Award” means Awards granted pursuant to Section 7.

      “Stock” means the Common Stock, par value $1.00 per share, of the Company, subject to adjustments pursuant to Section 3.

      “Stock Appreciation Right” means any Award granted pursuant to Section 6.

      “Subsidiary” or “Subsidiaries” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

      (a) Committee. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the “Administrator”).

      (b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, and Cash Replacement Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

      All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

      (c) Indemnification. Neither the Administrator, the Board nor the Committee, nor any member of any of them or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the Administrator, members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

      (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 400,000 shares, subject to adjustment as provided in Section 3(b); provided that no more than 100,000 shares shall be issued in the form of Restricted Stock Awards. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 75,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

      (b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate and proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Restricted Stock Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

      The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code, and provided further that no such adjustment shall be made in the case of an Option if it would constitute a so-called “repricing” of the Option.

      (c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating solely to the passage of time and continued employment shall become fully vested and nonforfeitable as of the effective time of the Sale

Event, except as the Administrator may otherwise specify with respect to particular Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

      Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

      (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY

      Grantees under the Plan will be such full or part-time officers and other employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

      Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

      Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

      (a) Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

      (b) Stock Options Granted to Independent Directors.

(i) The Administrator, in its discretion, may grant Non-Qualified Stock Options to Independent Directors. Any such grant may vary among individual Independent Directors.

(ii) Exercise; Termination.

(A) Unless otherwise determined by the Administrator, an Option granted under Section 5(b) shall be fully vested and exercisable as of the grant date. An Option issued under this Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant.

(B) The rights of an Independent Director in an Option granted under Section 5(b) shall terminate as specified by the Administrator in the Option Award agreement or the specified expiration date, if earlier.

(C) Options granted under this Section 5(b) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

      (c) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

      (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (and shall be equal to the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

      (b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

      A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

      (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iii) All Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

SECTION 7.	RESTRICTED STOCK AWARDS

      (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

      (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

      (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee’s legal representative.

      (d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 11 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 7(c) above.

SECTION 8.	CASH REPLACEMENT AWARDS

      (a) Grant of Cash Replacement Awards. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) a Cash Replacement Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions under the Plan. Cash Replacement Awards may be granted only in lieu of cash compensation or fees due to such grantee.

SECTION 9.	TAX WITHHOLDING

      (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

      (b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 10.	TRANSFER, LEAVE OF ABSENCE, ETC.

      For purposes of the Plan, the following events shall not be deemed a termination of employment:

      (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

      (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 11.	AMENDMENTS AND TERMINATION

      The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available, materially expand the eligibility to participate or materially extend the term of the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 11 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 12.	STATUS OF PLAN

      With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 13.	CHANGE OF CONTROL PROVISIONS

      Upon the occurrence of a Change of Control as defined in this Section 13:

      (a) Except as otherwise provided in the applicable Award agreement, each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable.

      (b) Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award which relate solely to the passage of time and continued employment will be removed. Performance or other conditions (other than conditions and restrictions relating solely to the passage of time and continued employment) will continue to apply unless otherwise provided in the applicable Award agreement.

      (c) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

(ii) persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii) the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 80 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

(iv) the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

      Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 14.	GENERAL PROVISIONS

      (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

      No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

      (b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.

      (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

      (d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.

      (e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.	EFFECTIVE DATE OF PLAN

      This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after January 14, 2014.

SECTION 16.	GOVERNING LAW

      This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

Exhibit B

MASSBANK CORP.

CORPORATE GOVERNANCE GUIDELINES

      The Board of Directors has adopted the Corporate Governance Guidelines set forth below for the management of the Corporation.

Duties of Directors.

•	The business and affairs of the Corporation shall be managed by its officers under the direction of the Board of Directors.

•	Each director owes a fiduciary duty of loyalty to the Corporation.

•	Each director owes a fiduciary duty of care and diligence to the Corporation.

•	Each director, in discharging the director’s duties to the Corporation and in determining what the director reasonably believes to be in the best interest of the Corporation, may, in addition to considering the effects of any action on shareholders, consider the effects on all of the Corporation’s constituencies, including its employees, creditors, customers, the communities it serves, and the long term as well as the short-term interests of the Corporation and its shareholders.

•	Each director should take into account the interests of all shareholders.

•	Carrying out the duties and fulfilling the responsibilities of a director require a significant commitment of an individual’s time and attention, and each director is expected to ensure that his or her other commitments, including service on boards of other companies, do not materially interfere with the Director’s responsibilities to the Corporation.

Director Qualifications and Board Structure

•	Not less than three-fourths of the directors shall be outside directors, i.e., persons not (i) currently employees of the Corporation, (ii) former executive officers of the Corporation, or (iii) professional advisors, consultants or counsel receiving material compensation for services to the Corporation.

•	A director may not be elected to a new term after reaching age 72.

•	The outside Directors of the Corporation shall also serve as the Nominating Committee.

•	Depth and breadth of business and civic experience in leadership positions (particularly in the markets served by the Corporation), other ties to the Corporation’s markets, and diversity of Board membership are criteria considered in reviewing nominees for the Board. The Corporation’s By-Laws provide for shareholder nominations in accordance with specified procedures.

•	The Board has determined not to set a limit on the maximum time an individual may serve as director or adopt policies on an ideal size for the Board or whether or not the positions of Chairman and Chief Executive Officer should be separate, in order to be free to make the choices which seem best for the Corporation at any particular time.

•	The Board will be divided into three approximately equal classes of staggered 3 year terms.

Committee Structure and Responsibilities.

•	All Committee appointments shall be made by the Board. Outside directors normally serve on at least one Committee.

•	The Audit Committee, the Nominating Committee and the Compensation and Option Committee shall consist solely of outside directors. With the exception of the Risk Management and Asset/ Liability Committee, a majority of members of all other Committees shall be outside directors.

•	The Executive Committee shall exercise the powers of the Board of Directors between meetings of the Board to the extent permitted by law. The Executive Committee will be responsible for developing a succession plan for the CEO position.

•	The Insurance Committee reviews and recommends all insurance policies of the Corporation and Bank regarding appropriate coverage of insurable risks at reasonable premium prices.

•	The Compensation and Option Committee recommends to the Bank Board remuneration arrangements for the Chief Executive Officer. The Compensation and Option Committee may periodically hire an outside consulting firm to review Executive Officer and director compensation. The Compensation and Option Committee shall approve all executive incentive plans and grants thereunder. A portion of executive compensation shall be based on the performance of the Corporation and its business units. The Compensation and Option Committee shall review the performance and salary of the Chief Executive Officer and Senior Executives annually. The Compensation and Option Committee shall also annually review the compensation of the outside directors and will recommend to the Board appropriate director fees.

•	The Audit Committee shall have a charter which will be reviewed annually by the Audit Committee. Pursuant to its charter, the Audit Committee shall, among other things, appoint and discharge the independent Certified Public Accountants, review their annual audit plan and the results of their auditing activities, and establish audit fees. It shall also review the general audit plan, scope and results of the Corporation’s procedures for internal auditing, the independence and quality of service of the internal and external auditors, and the adequacy of the internal control structure and of the Corporation’s compliance program. The reports of examination of the Corporation and its subsidiaries by state and federal bank regulatory examiners shall be reviewed by the Audit Committee. The Audit Committee shall meet periodically in executive session with the independent Certified Public Accountants. It shall have authority to employ independent legal counsel and other experts.

•	The Risk Management and Asset/ Liability Committee shall have a least two outside Directors and have oversight responsibility for implementation of the enterprise risk management program of the Corporation. This program involves the identification of risks, risk measurement, guidelines for risk tolerance, development of risk controls and monitoring of risks. The risk elements generally include credit, market, liquidity, interest rate, operational, legal, reputational, fiduciary, compliance and environmental risk.

•	The Board and each committee shall have authority to employ independent legal counsel and other experts.

•	Inside directors shall not receive additional compensation for services as directors.

Committee and Board Functions

•	Financial results of the Corporation generally will be reported to the Board at each regularly scheduled meeting.

•	The Board or Executive Committee will annually review and approve the operating and capital plans (budgets).

•	Management will generally prepare each year an updated strategic plan for the Corporation, which shall be presented to the Executive Committee for its consultation, advice and approval.

•	The quarterly Report to Shareholders, SEC Form 10-K and 10-Q and FDIC Call Reports shall be reviewed by the Audit Committee.

•	The Audit and Compensation and Option Committees shall regularly report their activities to the full Board. All other committees shall report their activities to the full board annually.

General Policies

•	The Board encourages active efforts to seek diversity among employees.

•	The Board believes that the Corporation and its subsidiaries should be good corporate citizens and serve the convenience and needs of their communities.

•	The Board has adopted a code of ethics that includes a code of conduct and a comprehensive policy prohibiting trading on inside information.

•	Board members have complete access to executive officers of the Corporation. Senior executives regularly attend portions of the Board Meetings to make presentations and respond to questions. The Board encourages presentations from officers (other than senior executives) who have expertise and future potential.

•	The outside directors will meet periodically in executive sessions without management. The outside directors will select a lead director to preside at these meetings.

•	The Board believes that individual directors should not communicate on corporate issues with the press, investors or employee groups without approval of the Board or Executive Committee or at the request of management.

•	Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines which encompass legal requirements as they currently exist will be deemed to be modified as and to the extent such legal requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Exhibit C

MASSBANK CORP.

Audit Committee Charter

I.	General Statement of Purpose

      The Audit Committee of the Board of Directors (the “Audit Committee”) of MASSBANK Corp. (the “Company”) assists the Board of Directors (the “Board”) in general oversight and monitoring of management’s and the independent auditors’ participation in the Company’s financial reporting process and of the Company’s procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company’s financial statements and to monitor the independence and performance of the Company’s external independent auditors and internal auditing department.

      The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including the resolution of any disagreements between management and the independent auditors regarding financial reporting) in connection with the preparation or issuance of any independent audit report or related work.

II.	Audit Committee Composition

      The Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the independence requirements set forth in (1) Rule 4200 (a)(15) of the Marketplace Rules of the National Association of Securities Dealers, Inc.,(2) meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act; and (3) not have participated in preparation of the financial statements of the Company or a current subsidiary of the Company at any time during the past three years. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

      At least one member of the Audit Committee shall qualify as a “financial expert” within the meaning of the definition set forth in rules of the Securities and Exchange Commission (“SEC”) and as a member with financial sophistication for NASDAQ listing requirement purposes.

III.	Meetings

      The Audit Committee generally is to meet five times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV.	Audit Committee Activities

      The principal activities of the Audit Committee will generally include the following:

A.	Review of Charter

•	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

B.	Audited Financial Statements and Annual Audit

•	Review the overall audit plan (both external and internal) with the independent auditors and the members of management who are responsible for maintaining the Company’s accounts and preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

•	Review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditors:

(i) the Company’s Form 10-K prior to filing with the SEC, including the Company’s annual audited financial statements and any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

(ii)	major changes in and other questions regarding accounting and auditing principles and procedures; and

(iii)	the effectiveness of the Company’s internal audit process (including evaluations of its Senior Accounting Executive and any other relevant personnel).

•	Review and discuss with management (including the Company’s Senior Accounting Executive), the independent auditors and the internal auditors:

(i)	the adequacy of the Company’s internal financial reporting processes and controls that could significantly affect the integrity of the Company’s financial statements. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

•	Review and discuss with the independent auditors (outside of the presence of management) how the independent auditors plan to handle their responsibilities under the Private Securities Litigation Reform Act of 1995, and receive assurance from the auditors that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

•	Review and discuss with the independent auditors (outside of the presence of management) any problems or difficulties that the auditors may have encountered with management or others and any management letter provided by the auditors and the Company’s response to that letter. This review shall include considering:

(i)	any difficulties encountered by the auditors in the course of performing their audit work, including any restrictions on the scope of their activities or their access to information; and

(ii)	any changes required by the auditors in the scope or performance of the Company’s internal audit.

•	Review and discuss major changes to the Company’s auditing and accounting principles and practices as may be suggested by the independent auditors or management.

•	Discuss with the independent auditors such issues as may be brought to the Audit Committee’s attention by the independent auditors pursuant to Statement on Auditing Standards No. 61 (“SAS 61”).

•	Based on the Audit Committee’s review and discussions (1) with management and the independent auditors of the audited financial statements, (2) with the independent auditors of the matters required to be discussed by SAS 61, and (3) with the independent auditors concerning the independent auditors’ independence, make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s annual Report on Form 10-K.

•	Request that the independent auditors provide the Audit Committee with the written disclosures and the letter required by Independent Standards Board Standard No. 1, and review and discuss with the independent auditors the independent auditors’ independence.

C.	Unaudited Quarterly Financial Statements

•	Review and discuss with management and the independent auditors the Company’s quarterly financial statements. Such review shall include discussions by the Chairman of the Audit Committee or the Audit Committee with the independent auditors of such issues as may be brought to the Chairman’s or Audit Committee’s attention by the independent auditors pursuant to Statement on Auditing Standards No. 71.

D.	Matters Relating to Selection, Performance and Independence of Independent Auditors

•	Appoint, compensate and oversee the work of the independent auditors for the Company in connection with the preparation and issuance of any audit report and related work. The independent auditors shall report directly to the Audit Committee.

•	Evaluate on an annual basis the performance of the independent auditors and, if necessary in the judgment of the Audit Committee, terminate the engagement and replace the independent auditors.

•	Review and approve on an annual basis the fees to be paid to the independent auditors and the proposed terms of their engagement.

•	Pre-approve any non-audit services performed on behalf of the Company by the independent auditors that are not prohibited by law or regulation and ensure that the retention of such services are properly disclosed by the Company.

•	Require that the independent auditors provide the Audit Committee with periodic reports regarding the auditors’ independence, which reports shall include but not be limited to a formal written statement setting forth all relationships between the independent auditors and the Company or any of its officers or directors. The Audit Committee shall discuss such reports with the independent auditors, and if necessary in the judgment of the Audit Committee, the committee shall take appropriate action to ensure the independence of the auditors or replace the auditors.

•	Ensure appropriate audit partner rotations and any independent auditor rotations that may be required by law or as otherwise appropriate.

E.	Matters Relating to the Independence of the Audit Committee

•	Periodically review the independence of each member of the Audit Committee and promptly bring to the attention of management and the Board any relationships or other matters that may in any way compromise or adversely affect the independence of any member of the Audit Committee or any member’s ability to assist the Audit Committee in fulfilling its responsibilities under this Charter, including any such relationship or other matter that may have caused or may in the future cause the Company to fail to comply with the requirements set forth in Rule 4200 (a)(15) of the Marketplace Rules of the National Association of Securities Dealers, Inc.

F.	Matters Relating to the Internal Audit Department

•	Review on at least an annual basis the performance of the internal audit department.

•	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

G.	Other Audit Committee Responsibilities

•	Prepare the Audit Committee report required by Item 306 of Schedule 14A of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company’s annual proxy statement.

•	The Audit Committee shall review the reports of examination of the Company and its subsidiaries by state and federal bank regulatory examiners.

•	The Audit Committee shall establish and ensure that procedures are in place for: (1) the treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Maintain minutes of meetings and periodically report to the Board of Directors.

•	Perform such other oversight functions as may be requested by the Board.

H.	General

•	The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

•	In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and the independent auditors. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditors or any other professionals retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

•	Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether or not the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditors’ audit responsibilities, the independent auditors. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditors or to ensure compliance with laws, regulations or Company policies.

12615-PS-03

MASSBANK Corp.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     By signing and returning the proxy card on the reverse side, you will be appointing GERARD H. BRANDI and REGINALD E. CORMIER, and each of them, Proxies with power of substitution to vote on your behalf at the Annual Meeting of Stockholders of MASSBANK Corp. (the “Annual Meeting”) to be held at the Sheraton Ferncroft Resort, 50 Ferncroft Road, Danvers, Massachusetts, on Tuesday, April 20, 2004 at 10:00 a.m., and at any adjournments or postponements thereof, thereby granting full power and authority to act on your behalf at the Annual Meeting, and at any adjournments or postponements thereof. In their discretion, the Proxies shall be authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

MASSBANK Corp.

Tuesday, April 20, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ò Please detach along perforated line and mail in the envelope provided.ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND “FOR” THE APPROVAL OF THE MASSBANK CORP. 2004 STOCK OPTION AND INCENTIVE PLAN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors:	2.	MASSBANK Corp. 2004 Stock Option and Incentive Plan.	☐	☐	☐

		NOMINEES:	When properly executed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the nominees listed in this proxy and FOR the approval of the MASSBANK Corp. 2004 Stock Option and Incentive Plan (the “2004 Plan”), so that a stockholder wishing to vote in accordance with the recommendations of the Board of Directors need only sign and date the proxy and return it in the enclosed envelope.
☐	FOR ALL NOMINEES	¡ Mathias B. Bedell
¡ Alexander S. Costello
☐	WITHHOLD AUTHORITY	¡ Stephen E. Marshall
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
	(See instructions below)		The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and a copy of the Annual Report for the fiscal year ended December 31, 2003.

To vote your shares for all director nominees, mark the "FOR ALL NOMINEES" box. To withhold voting for all nominees, mark the "WITHHOLD AUTHORITY FOR ALL NOMINEES" box at left. To withhold voting for a particular nominee, mark the "FOR ALL EXCEPT" box and follow instruction at left. To vote your shares for the 2004 Plan, mark the "FOR" box above. To vote your shares against the 2004 Plan, mark the "AGAINST" box above. To abstain from voting on the 2004 Plan, mark the "ABSTAIN" box above.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

	Please check here if you plan to attend the meeting.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.